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                                                                    Exhibit 21.1

                      SUBSIDIARIES OF COINMACH CORPORATION

NAME                                   DOMESTIC JURISDICTION

Super Laundry Equipment Corp.          New York

Grand Wash & Dry Launderette, Inc.     New York

American Laundry Franchising Corp.     Delaware

Appliance Warehouse of America, Inc.   Delaware
(jointly-owned with Coinmach
Holdings, LLC)

Macquilados Automaticos, SA de CV      Mexico

Automaticos, SA de CV                  Mexico